UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CLARiENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May, 2006

Dear Shareholder,

In fall of 2004, we laid out a new business plan geared to transform ChromaVision from a medical device provider with a single application, to a comprehensive cancer diagnostics company offering a full menu of advanced tests to assess and characterize cancer. We began our transformation by bringing together a tremendous group of professionals from the anatomic pathology laboratory business and the in-vitro diagnostics business to carefully guide the transition and implement our vision.

In January of 2005, armed with our new laboratory license, we embarked on a year of change and rapid growth as we brought to market a set of services focused on providing the community pathologist with the latest in cancer diagnostic technology. This offering was anchored by our own proprietary image analysis technology, Automated Cellular Imaging System [ACIS®], and was augmented by other emerging technologies critical to providing a complete assessment of the molecular cause and characteristics of cancer.

Realizing that the community pathologist is under increasing pressure from predatory activities of the national labs, we made a commitment to support the community pathologist as their “go to” lab for advanced cancer diagnostics and not to compete with them in their base business. Our go-to-market strategy of being an “enabler” for their business outreach into the local communities they serve has proven to be very successful, and this collaborative spirit is establishing the customer loyalty that we believe will be the foundation of our continued growth.

When we began the challenge of turning around the Company, we spoke of the three year journey management believed would be required to fulfill our vision and strengthen Clarient’s position in the field of cancer diagnostics. We also spoke of how important 2005 would be to create the momentum and establish the brand necessary to achieve the success our stakeholders deserve. I believe that we have both met the challenge and fulfilled the promise of 2005 as it proved to be an exciting year for our Company!

We had strong growth in revenue in 2005, finishing the year with an increase in revenue of 106% over the full year of 2004. Our laboratory services business experienced four quarters of consecutive quarter-over-quarter, double digit growth; evidence of the new business model’s ability to produce meaningful revenue growth and important progress against each of the critical milestones that will define our Company moving forward. The rapid growth of our services business predicated the need to expand our capacity, and in the third quarter of 2005 we made the decision to invest in a new facility to house both an expanded laboratory footprint and our Technology Group.

We began the build-out of our new facility in the third quarter of 2005 with a goal to begin validation of the new location in December with a final move-in date of mid-January. We were able to meet these aggressive dates and successfully complete the move to our new laboratory as scheduled on January 14th of this year. Achieving this challenge was a true demonstration of the spirit of Clarient—thanks to solid planning and tireless effort by staff from both of our business groups. We were prepared to shut down our Irvine facility on Saturday evening at the end of business, and start laboratory operations in our new laboratory facility the following Monday morning. We accomplished this in a seamless manner without disruption of our services to our customers. The new facility provides the infrastructure to support our growth for years to come.

Our Technology Group also experienced tremendous change in 2005. Entering the year, our goal was to identify a strategic partner to distribute our ACIS system and to share in the investment of our product life cycle extension strategy so as to increase the market utility of our industry leading Cellular Image Analysis products. The announcement of our Dako agreement last July marked a new beginning for our Technology team. The group finished a strong year commercially posting the sale of over 40 systems in 2005 and achieving on time delivery of each milestone critical to fulfilling our development agreement with Dako. This is a great testimony to the new project management focus at Clarient.

And, on a smaller note, we’ve discontinued producing hard copy or “glossy” annual reports because we believe we are able to provide greater content on a more timely and cost-efficient basis via our Investor Relations website. By making all of our corporate information available online, we decrease printing and mailing costs and increase shareholder value. Please visit our site at www.clarientinc.com/investor where you may review Clarient’s latest press releases, financial documents, and SEC filings including our annual report on Form-10K, quarterly report on Form 10-Q and proxy statements.

Needless to say, I am very pleased with the progress we have made against our key milestones. As with last year, we have ambitious goals for 2006, and the spirit of Clarient has never been stronger! I continue to be amazed at the incredible effort our employees put forth everyday to deliver our products and services to the markets we serve. We are a lean organization compared to other companies in our space, and we will continue to work diligently to be good stewards of the resources with which we have been entrusted. We are grateful for our dedicated shareholders who continue to be patient as we build the solid fundamentals that will allow Clarient to have an exciting, sustainable future. I look forward to updating you on our progress throughout 2006 as we continue to Take Cancer Personally!

Sincerely,

Ron Andrews
President & CEO

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to  the Company’s ability to obtain additional financing on acceptable terms or at all, the Company’s ability to continue to develop and expand its instrument systems business and its diagnostic laboratory services business, the Company’s ability to successfully move and consolidate the Company’s operations into its  new facility, the performance and acceptance of the Company’s system in the market place, the success of the Company’s development and distribution arrangement with Dako, the Company’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payer reimbursement for tests performed using the Company’s system,  unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging and dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, new contracts for instrument sales, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.clarientinc.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2006 Clarient, Inc. Annual Meeting of Stockholders.

When:	8:30 a.m. (local Pacific time) on Wednesday, June 7, 2006
Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656
(Directions are included on the last page of this Proxy Statement)
Items of Business:	1. To elect eight directors;
2. To consider such other business as may properly come before the meeting.

We also will report on our 2005 business results and other matters we believe will be of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Record Date:	You are entitled to vote if you were a stockholder of record at the close of business on April 28, 2006.

We consider your vote important, no matter how many shares you hold, so please submit your proxy or voting instructions as soon as possible so that your shares will be represented at the meeting.

Please contact John A. Roberts, Acting Chief Financial Officer of Clarient at (888) 443-3310 with any questions or concerns.

By Order of the Board of Directors,

Ronald A. Andrews
President and Chief Executive Officer

April 28, 2006

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSAL

Q:    Why am I receiving these materials?

A.     This Proxy Statement, proxy card, and our Annual Report for the year ended December 31, 2005 are being mailed to Clarient stockholders on or about May 4, 2006 in connection with the solicitation of proxies for the Company’s 2006 Annual Meeting of Stockholders, which will take place on June 7, 2006 (the “Annual Meeting”). As a Clarient stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. Admission tickets are not required. This Proxy Statement contains detailed information relating to the proposal to be voted on at the Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information.

Q:    Who is soliciting proxies for the annual meeting?

A.     Proxies are being solicited on behalf of the Board of Directors of Clarient.

Q:    What is being voted on?

A:     Clarient stockholders will vote on the following items at the meeting:

1.                 the election of eight directors who have been nominated to serve on our Board of Directors;

2.                 To consider such other business as may properly come before the meeting.

Q:    Who is entitled to vote?

A:     Only stockholders of record as of the close of business on the record date may vote at the Annual Meeting.

Q:    What is the record date for the meeting?

A:     The record date for determining the Clarient stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting is April 28, 2006.

Q:    How many shares can vote?

A:     On April 28, 2006, there were 66,864,383 shares of Clarient common stock issued and outstanding. Every holder of common stock is entitled to cast one vote for each share of common stock held as of the record date.

Q:    How does the Board recommend I vote on these proposals?

A:     The Board recommends you vote FOR the election of each nominee for director. The Board is not aware of any other proposals to be brought before the meeting.

Q:    How do I vote?

A:     The enclosed proxy card describes three ways to vote, in addition to attending the meeting and voting your shares in person. You can vote:

•        by telephone;

•        via the Internet; or

•        by completing, signing and returning a signed proxy card in the envelope provided.

Your vote by telephone or Internet will help us save money. If you vote by telephone or Internet, you do not need to return your proxy card.

Even if you plan to attend the Annual Meeting and vote in person, please complete, sign and return your proxy card or cast your vote by telephone or over the Internet as described on the enclosed proxy card. That way, if you plan to attend the meeting but are unable to do so for any reason, your shares will still be represented at the meeting.

If you later decide to attend the meeting and want to vote in person, you may do so. If your shares are registered in your name and you want to vote at the meeting, no additional forms will be required. If your shares are held for you in the name of a bank, broker, or other nominee holder, you will have to obtain a legal proxy from the nominee holder to vote your shares at the meeting, as described below.

Q:    What if I hold my Clarient shares in a brokerage account?

A:     If you hold your shares through a bank, broker, or other nominee holder, you should receive a voting instruction form directly from your nominee describing how to vote your shares. In most cases, the form will offer you three ways to vote:

•        by telephone;

•        via the Internet; or

•        by completing and returning the voting instruction form to your bank, broker or other nominee holder.

You should carefully follow any instructions sent by your nominee holder to ensure that your instructions are received and your votes are cast as directed.

Please note that if your shares are held for you by a nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

If you and other residents at your mailing address own shares of Clarient stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as “householding.”  Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or bank will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another Clarient stockholder and together both of you would like to receive only a single set of Clarient annual disclosure documents, please contact ADP Investor Communication Services by telephone at 800-542-1061 or contact Clarient in writing at the following address: Clarient, Inc., Attention: Investor Relations, 31 Columbia, Aliso Viejo, CA 92656. Be sure to provide your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you if you address a written request to Clarient, Inc., Attention: Investor Relations, 31 Columbia, Aliso Viejo, CA 92656 or call 888-443-3310.

Q:    What if I sign and return my proxy card or voting instruction form but don’t specify how I want my votes to be cast?

A:     If you sign and return your proxy card but do not mark any boxes showing how you wish to vote, the proxy designated on the card, Ronald A. Andrews, our Chief Executive Officer or John A. Roberts, our Acting Chief Financial Officer will vote your shares “FOR” the election of each of the nominees for director named on the proxy card, and in such individual’s discretion on all other matters which might come before the meeting.

Q:    What if I vote or return a proxy and later want to change my vote?

A:     If your shares are registered in your name, you may change your vote at any time before the meeting in one of four ways. You may:

•        notify our Corporate Secretary in writing that you want to change your vote and specify the change;

•        vote in person at the meeting;

•        submit a proxy card dated later than your prior vote; or

•        re-vote by telephone or via the Internet.

You may send written notices to our Corporate Secretary at our offices at:

31 Columbia
Aliso Viejo, CA 92656
Attention:  John A. Roberts
Fax: (949) 443-3366

Please note that if you hold your shares through a bank, broker, or other nominee holder and you wish to change your vote, you must deliver your change to that nominee. Remember that if a nominee holds your shares for you and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

Q:    Can I revoke my proxy after I return it?

A:     Yes. You can revoke your proxy at any time before the meeting by sending a written revocation or a later dated proxy to our Corporate Secretary at the address specified above.

Q:    What vote is required to elect directors?

A:     Assuming a quorum is present at the meeting, the eight nominees who receive the highest number of votes will be elected as directors. Abstentions and instructions withholding authority to vote for one or more nominees will result in those nominees receiving fewer votes, but will not count as votes against a nominee. Safeguard Scientifics, Inc. (“Safeguard”) owned approximately 58.5% of our outstanding common stock on the record date. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the election of each of the nominees. If Safeguard does in fact vote its shares for these nominees, they will receive the necessary number of votes to be elected.

Q:    What is a quorum?

A:     A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. In order to transact business at the meeting, Delaware law generally requires that a majority of the outstanding Clarient stock entitled to vote must be represented in person or by proxy.

Q:    Who will count the votes?

A:     A duly sworn representative of Mellon Investor Services will count the votes and Mike Okada, Clarient’s VP Finance and Corporate Controller will act as the inspector of elections at the meeting.

Q:    What does it mean if I get more than one proxy card?

A:     Your shares may be registered under more than one name, address or account. If so, you will need to return each proxy card or voting instruction form you receive (or vote by telephone or over the Internet) by following the instructions on the card in order to ensure that all of your shares, however held, are voted. We encourage you to have all accounts registered in the exact same name and address (whenever possible). Registered stockholders may obtain information about how to do this by contacting Mellon Investor Services, our transfer agent, at:

Clarient, Inc.
c/o Mellon Investor Services
P.O. Box 3315
S. Hackensack, NJ 07606
Toll-free telephone (800) 851-9677

If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on the proxy cards, combining your accounts and share holdings will be easier to accomplish.

You also can find information on transferring shares and other useful stockholder information on our transfer agent’s website at www.melloninvestor.com.

Q:    What happens if I abstain from voting or don’t give voting instructions to my broker?

A:     If you submit a properly executed proxy, your shares will be counted in determining whether a quorum is present, even if you abstain from voting or withhold authority to vote on a particular proposal. If you abstain from voting or withhold authority to vote in the election of directors, doing so will have no effect on the election, because the eight nominees who receive the greatest number of votes, regardless of the actual number of votes cast, will be elected as directors.

Q:    What is a “broker non-vote” and how are they counted?

A:     A so-called “broker non-vote” occurs when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the stockholder for whom they are holding shares.

On certain “routine” matters (such as the election of directors) a broker or other nominee holder has discretionary voting power to vote the shares on the stockholder’s behalf without receiving instructions. However, nominee holders do not have discretionary authority to vote on “non-routine” matters and therefore cannot vote without receiving specific voting instructions. The Nasdaq Stock Market has no published rules or standards that specify whether elections of directors are considered “routine,” although elections of directors generally are considered “routine.”

If a broker fails to return a valid proxy, the votes represented by that proxy are not counted in determining whether a quorum is present, nor do those shares affect any proposals requiring a percentage of the votes cast or a specific percentage of the shares present and authorized to be cast. If the broker returns a valid proxy without marking a vote or abstaining, the votes represented by the proxy will be counted in determining whether a quorum is present and any designated proxies named in the card would be entitled to exercise discretionary voting power if the proxy card so provides. The proxy card for the Annual Meeting grants such discretionary voting power to Ronald A. Andrews, Chief Executive Officer or John A. Roberts, Acting Chief Financial Officer. If the broker returns a proxy after crossing out a “non-routine” proposal as to which the broker cannot exercise discretionary voting power and has not received voting instructions, the shares represented by the proxy will be counted in determining whether a quorum is present but will not be counted as shares entitled to vote on the proposal. Therefore, broker-non-votes on any “non-routine” matters would have the effect of reducing the number of shares necessary to constitute a majority of the shares present and entitled to vote on the proposal, but otherwise would not be counted as votes either for or against the proposal.

Q:    Are there any expenses associated with soliciting proxies for the Annual Meeting?

A:     Yes. The Company will bear the expense of soliciting proxies for the Annual Meeting and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of Clarient may solicit proxies in person or by telephone, although there are no contracts or arrangements to do so. Any such officers or other employees will receive no special compensation for soliciting proxies.

Q:    What is a stockholder proposal?

A:     A stockholder proposal is a recommendation or requirement from a stockholder that Clarient or our Board of Directors take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable Securities and Exchange Commission (“SEC”) rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:    Can anyone submit a stockholder proposal?

A:     To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q:    If I wish to submit a stockholder proposal for the Annual Meeting in 2007, what action must I take?

A:     If you wish us to consider including a stockholder proposal in the Proxy Statement and form of proxy for the Annual Meeting in 2007, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than January 4, 2007. In addition, the proposal must meet the requirements for stockholder proposals established by the SEC.

Send your proposal to:

John A. Roberts
Acting Chief Financial Officer
Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656

If you wish to present a proposal at the Annual Meeting in 2007 that has not been included in the 2007 proxy statement, the persons named as proxies in the proxies solicited by our Board of Directors will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our Corporate Secretary at least 45 days before the first anniversary of the date this year’s Proxy Statement is mailed to stockholders. We expect to mail the Proxy Statement on or about May 4, 2007, which would mean that notice of your proposal would have to be received by March 20, 2007.

Q:    Who is Clarient’s largest stockholder?

A:     Safeguard is our largest stockholder and beneficially owned approximately 58.5% of outstanding Clarient common stock as of April 28, 2006.

In addition, directors and executive officers beneficially owned a total of approximately 3.3% of outstanding Clarient common stock as of April 28, 2006.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

The Company’s Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. The Board has set the number of directors at nine, and presently consists of eight directors. Directors are elected annually and serve a one-year term. On the recommendation of the Corporate Governance Committee, the Board has nominated the Company’s eight current directors, Ronald A. Andrews, Peter J. Boni, James A. Datin, Steven J. Feder, G. Steve Hamm, Irwin Scher, M.D., Frank P. Slattery, Jr. and Jon R. Wampler for re-election at the Annual Meeting. With the exception of Messrs Boni, Datin and Feder, each of whom joined the Board after the annual meeting held in 2005, each of these directors was elected by the Company’s stockholders at the annual meeting held in 2005. Due to its beneficial ownership of approximately 58.5% of the Clarient’s outstanding common stock, Safeguard has the power to elect all of the directors of the Company, although Safeguard has contractually agreed with the Company that a majority of the board of directors will consist of individuals not specifically designated by Safeguard.

Michael F. Cola had been Clarient’s Chairman of the Board and Board member since January 2004 and is not slated to be nominated at the June 7, 2006 annual meeting. Mr. Cola served as interim as Interim Chief Executive Officer from February 2004 to July 2004 and had served as a member of the Board of Directors since October 2003. The Board of Directors is grateful to Mr. Cola for his dedication to Clarient and its Board of Directors. The Board of Directors expects to fill Mr. Cola’s Board vacancy following the annual meeting, and will elect a Chairman of the Board and member of the compensation committee at that time.

You will find detailed information on each nominee below. Each nominee has consented to act as a director if elected. If any director nominee is unable to stand for election at the Annual Meeting, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voted for the original director candidate will be cast for the substituted candidate. Proxies may not be voted for more than the eight nominees named.

The Board recommends a vote FOR the election of each nominee. The eight nominees who receive the highest number of affirmative votes will be elected as directors.

Nominees for Director

RONALD A. ANDREWS	Director since 2004

Age 46

Mr. Andrews has been Clarient’s President and Chief Executive Officer since July 2004. Mr. Andrews was at Roche Diagnostics from 2000 to 2004, where he held various positions, including his last role as Senior Vice President Global Marketing and Commercial Business Development. He developed and led the strategic execution for all diagnostic commercial operations, was responsible for executive direction of all marketing functions, directed the development of the ten year Strategic Plan for the organization, and completed the reorganization of commercial operations. From 1995 to 2000, Mr. Andrews was Vice President of Atlanta based Immucor, Inc. where he helped lead the transition of that company from a reagent manufacturer to an instrument systems company. Prior to Immucor, he spent almost ten years in management positions of increasing responsibility at Chicago-based Abbott Diagnostics, culminating in the position of Senior Marketing Manager, Business Unit Operations. Mr. Andrews has also participated extensively in the executive development programs at both Roche and Abbott Labs. Mr. Andrews earned a Bachelor’s degree in Biology and Chemistry from Wofford College in Spartanburg, South Carolina 1981.

PETER J. BONI	Director since 2005

Age 60

Mr. Boni has been President and Chief Executive Officer and a director of Safeguard Scientifics since August 2005. Prior to joining Safeguard, Mr. Boni was an Operating Partner for Advent International, a global private equity firm with $10 billion under management, from April 2004 to August 2005; Chairman and Chief Executive Officer of Surebridge, Inc., an applications outsourcer serving the mid-market, from March 2002 to April 2004; Managing Principal of Vested Interest LLC, a management consulting firm, from January 2001 to March 2002; and President and Chief Executive Officer of Prime Response, Inc., an enterprise applications software provider, from 1999 to 2001. Mr. Boni is currently non-executive Chairman of Intralinks, Inc. Mr. Boni holds a B.A. from the University of Massachusetts at Amherst.

JAMES A. DATIN	Director since 2005

Age 43

Mr. Datin has been Executive Vice President and Managing Director, Life Sciences for Safeguard since September 2005. Mr. Datin served as Chief Executive Officer of Touchpoint Solutions, Inc., a provider of software that enables customers to develop and deploy applications, content and media on multi-user interactive devices, from December 2004 to June 2005; Group President in 2004 and Group President, International, from 2001 to 2003, of Dendrite International, a provider of sales, marketing, clinical and compliance solutions and services to global pharmaceutical and other life sciences companies; and Group Director, Corporate Business Strategy and Planning at GlaxoSmithKline, from 1999 to 2001, where he also was a member of the company’s Predictive Medicine Board of Directors that evaluated acquisitions and alliances. His prior experience also includes international assignments with and identifying strategic growth opportunities with E Merck and Baxter. Mr. Datin is also a director of Intralinks, Inc. Mr. Datin holds a Bachelor of Business Administration in Marketing from Marshall University and an MBA from The University of New Haven.

STEVEN J. FEDER	Director since 2005

Age 42

Mr. Feder has been Senior Vice President and General Counsel with Safeguard since November 2004. Mr. Feder was a partner with the law firm of Pepper Hamilton LLP in its Berwyn, Pennsylvania office from May 2000 to November 2004. He was partner from March 1998 to May 2000 at the law firm of White and Williams LLP in Philadelphia, Pennsylvania and a senior associate from July 1995 to 1998 at the law firm of Ballard Spahr Andrews and Ingersoll in Philadelphia, Pennsylvania. From 1990 to June 1995, Mr. Feder was corporate counsel for MEDIQ Incorporated, formerly an AMEX-listed diversified healthcare company. Mr. Feder is a graduate of the Temple University School of Law.

G. STEVE HAMM	Director since 2004

Age 58

Mr. Hamm was a Partner of PricewaterhouseCoopers until his retirement in 2004, serving most recently as National Partner-in-Charge of PricewaterhouseCoopers Middle Market Practice and as a member of the firm’s Audit Leadership Team. In 1985 Mr. Hamm was President of a venture backed computer software company and a member of the Board of Directors of Community Bank. From 1980 to 1985, Mr. Hamm was a Partner at Peat Marwick Mitchell. Mr. Hamm is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from San Diego State University.

IRWIN SCHER, M.D.	Director since 2003

Age 66

Since 2003, Dr. Scher has been Vice President, Global Clinical R&D of Merck KGaA Darmstadt, Germany, an international division of Merck, a global pharmaceutical products and services company. From 1999 to 2002, Dr. Scher was a full time business consultant to the chief executive officer of Merck KGaA. From 1992 until 1999, Dr. Scher served as Vice President and Senior Vice President, Drug Development and Medical Affairs at Merck, Astra Merck and Astra Zeneca. Dr. Scher has authored 98 peer reviewed publications, 39 book chapters and edited two books. He received a B.S. in chemistry from the New York State University at Albany and an M.D. from the Albert Einstein College of Medicine. He is board certified in internal medicine and rheumatology.

FRANK P. SLATTERY, JR.	Director since 2003

Age 68

Mr. Slattery has served as President of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to June 1994, Mr. Slattery served as a Director, President and Chief Executive Officer of LFC Financial Corporation, a diversified financial corporation. Mr. Slattery is a trustee of the Jefferson Health System and The Franklin Institute and the Chairman of the Board of the Main Line Health Systems. In addition, in connection with his service as President of Quintus Corporation, Mr. Slattery is a director of numerous private companies, primarily engaged in technology ventures. Mr. Slattery received an A.B. degree from Princeton University and a J.D. degree from the University of Pennsylvania Law School.

JON R. WAMPLER	Director since 2000

Age 54

Mr. Wampler served as President and Chief Executive Officer of PacifiCare of California and Vice President, Western Region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997. From 1990 to 1995, Mr. Wampler was President and Chief Executive Officer of PacifiCare of Texas and Vice President, Southwest Region of PacifiCare Health Systems, Inc. PacifiCare Health Systems, Inc. is a publicly traded managed health care services company. Prior to joining PacifiCare, Mr. Wampler served as Executive Director of Humana HealthCare Plans of Colorado. Mr. Wampler obtained a Bachelor of Arts degree in History and Political Science at Indiana University. He currently is involved with a number of community service organizations and is actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean’s Council. Mr. Wampler has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine and also has spoken at numerous state and national forums on healthcare as an expert in managed care.

ELECTION OF DIRECTORS—ADDITIONAL INFORMATION

Qualifications of Director Nominees

The Corporate Governance Committee has established Board membership criteria as a guideline in considering nominations to the Company’s Board of Directors. The criteria to be considered include at a minimum: independence, experience, outside time commitments, expertise, accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, risk management skills and, for incumbent directors, past performance as a director. The criteria are not exhaustive and the

Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

Manner by which Stockholders May Recommend Director Candidates

The Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. All recommendations must be directed to the Corporate Governance Committee c/o Corporate Secretary at 31Columbia, Aliso Viejo, CA  92656, not less than 120 days prior to the first anniversary of the date on which notice of the prior year’s meeting was first mailed to stockholders. Each recommendation must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. For a description of the criteria used by the Corporate Governance Committee in selecting new nominees for the Board, see “Qualifications of Director Nominees” above and the Company’s Statement on Corporate Governance, which is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board candidates, though it may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. The Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Board membership criteria described above. The Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended from a stockholder are evaluated in the same manner as candidates identified by a Committee member.

Stockholder Communications with the Board

Stockholders may send correspondence to the Board of Directors c/o Corporate Secretary at 31 Columbia, Aliso Viejo, CA  92656. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate.

Board and Board Committee Meetings and Attendance at Annual Meeting of Stockholders

The Board of Directors held 15 meetings in 2005. Each director attended at least 75% of the total number of meetings of the Board and Committees of which he or she was a member during 2005. Directors are encouraged to attend the annual meetings of stockholders of the Company.

Board Compensation

Directors employed by Clarient or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the Board or its Committees. Each director who is not an employee of the Company, its subsidiaries or Safeguard receives an annual cash retainer of $15,000. In addition, each director is paid a fee of $1,000 per meeting for attendance at Board meetings and each Committee meeting, except that if a director participates in a Board or Committee meeting via telephone, he or she is paid a fee of $500 for that meeting. An additional $5,000 annual fee is paid to each director who serves as a committee chairperson. All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board or Board Committees or with respect to other Company business.

Each director who is not an employee of the Company, its subsidiaries or Safeguard is eligible to receive stock option grants at the discretion of the Board. Directors’ initial option grants are generally to purchase 30,000 shares of Clarient common stock, have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. Annual grants, generally to purchase 10,000 shares, vest 25% each three months following the grant date. Any director who served as a Committee chairman may also receive additional annual grants, generally to purchase 5,000 shares, which vest 25% each three months following the grant date. The exercise price of these options is equal to the fair market value of a share of Clarient common stock on the grant date. No options were granted to Non-Employee Directors in 2005.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently is comprised of Messrs. Wampler (Chairman), Cola and Datin, as described below. Mr. Datin serves as an executive officers of Safeguard. Mr. Cola served as an executive officer of Safeguard through June 2005 and is not slated to be nominated at the June 7, 2006 meeting. Mr. Wampler is not a current or former officer or employee of the Company or Safeguard. In addition, there are no Compensation Committee interlocks between Clarient and other entities involving Clarient executive officers and Clarient Board members who serve as executive officers of such other entities.

BOARD COMMITTEES

The Board of Directors has designated three standing committees to perform certain functions with delegated authority from the full Board. The Committees are the Audit Committee, the Compensation Committee and the Corporate Governance Committee, which serves as a nominating committee.

The Audit Committee

The Audit Committee currently consists of Messrs. Hamm (Chairman), Wampler and Slattery, each of whom is financially literate. The Board of Directors has determined that Messrs. Slattery, Wampler and Hamm are “independent” within the meaning of Rule 4350(d)(2) of the rules of the Nasdaq Stock Market, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Slattery and Mr. Hamm are “audit committee financial experts” as defined by applicable SEC rules.

The principal purposes of the Audit Committee are to:

•       oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•       assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s internal controls and the performance of the Company’s internal audit function;

•       interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

•       prepare the report required by the rules of the SEC to be included in the Company’s Proxy Statement; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market.

The Audit Committee held nine meetings in 2005.

The Audit Committee has adopted a Charter and reviews the contents of the Charter at least annually (Appendix A). The Audit Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Status as a “Controlled Company”

Safeguard Scientifics, Inc., a Pennsylvania corporation whose shares are listed on the New York Stock Exchange, owned a majority of the outstanding shares of our Common Stock as of April 28, 2006. Accordingly, as a company of which more than 50% of the voting power is held by a group (a “controlled company”), Clarient is a “controlled company” under the rules of the Nasdaq Stock Market, exempt from certain independence requirements with respect to the composition of its Board and Committees of the Board, including the requirement that the Compensation Committee be comprised solely of independent directors.

The Compensation Committee

As a controlled company, the Company is exempt from the Nasdaq Stock Market requirement to have compensation determinations with respect to the Company’s executive officers made by a majority of independent directors or a compensation committee comprised solely of independent directors. The Compensation Committee currently is comprised of Mr. Wampler (Chairman), who is independent in accordance with the listing standards of the Nasdaq Stock Market, and Messrs. Cola and Datin. Mr. Cola has not been nominated for reelection to the Board. The principal purposes of the Compensation Committee are to:

•       review, consider, suggest and approve compensatory plans and pay levels for the Chief Executive Officer (“CEO”) and the Company’s other executive officers;

•       recommend to the Corporate Governance Committee the annual retainer and meeting attendance fees for all non-employee directors of the Company for service on the Board and its Committees;

•       review and administer, in conjunction with management, the employee long- and short-term compensation plans, employee performance-based incentive plans (which may be cash and/or equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the medical device and diagnostic services industries;

•       issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Proxy Statement; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market, Inc.

The Compensation Committee held one meeting in 2005.

The Compensation Committee has adopted a Charter and reviews the contents of the Charter at least annually. The Compensation Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

The Corporate Governance Committee

The Corporate Governance Committee, which serves as the nominating committee, currently is comprised of Mr. Slattery (Chairman) and Dr. Scher. The principal purposes of the Corporate Governance Committee are to:

•       establish criteria for the selection of directors, to consider qualified board candidates recommended by stockholders, and to recommend to the Board the nominees for director in connection with the Company’s Annual Meeting of Stockholders;

•       take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance and the Company’s Code of Business Conduct and Ethics;

•       conduct annual evaluations of the Board, its Committees and its members; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market, Inc.

Each member of the Corporate Governance Committee meets the independence requirements of the Nasdaq Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Corporate Governance Committee held two meetings in 2005.

The Corporate Governance Committee has adopted a Charter and reviews the contents of the Charter at least annually. The Corporate Governance Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Other Board Committees; Executive Sessions of Independent Directors

The Board of Directors from time to time may form other Board committees for specific purposes and for specific time periods.

The Company’s independent directors have regularly scheduled executive sessions at which only independent directors are present. The presiding director at these executive sessions rotates among the independent directors.

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted a Statement on Corporate Governance and a Code of Ethics applicable to all directors, officers and employees. Both documents are available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”  The Company will provide a copy of these documents to any person, without charge, upon request by writing to the Company at Clarient, Inc., Office of Investor Relations, 31 Columbia, Aliso Viejo, CA  92656. We will post on our website any amendments to or waivers of our Code of Ethics that relate to our directors or executive officers.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial and operational matters involving corporate finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics. The Audit Committee operates under a written Charter approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the audited consolidated financial statements, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with the independent auditors that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 13, 2006. The Audit Committee also selected the Company’s independent auditors for fiscal year 2006.

THE AUDIT COMMITTEE
G. Steve Hamm, Chairman
Frank P. Slattery, Jr.
Jon R. Wampler

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value. We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

•       base pay;

•       annual cash incentives; and

•       stock options.

Base Pay

In evaluating and establishing rates of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance of independent compensation consultants who have assembled information concerning compensation levels adopted by companies in the same market for executive talent.

Compensation levels are established on the basis of competitive market data for comparable organizations of similar stage and size. In particular, the Compensation Committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses. Base compensation also reflects the individual’s level of responsibility at Clarient.

Base pay for CEO in 2005.   Ronald A. Andrews joined the Company as President and Chief Executive Officer on July 19, 2004. The base salary paid to Mr. Andrews during 2005 of $315,000 per year was established pursuant to the terms of the employment agreement Mr. Andrews entered into when he joined the Company. In determining Mr. Andrews’ base salary, the Compensation Committee considered Mr. Andrews’ then current rate of pay and overall compensation with his prior employer, competitive data for executive pay at comparable organizations of similar stage and size, the high degree of organizational transition required by a new Chief Executive Officer, Mr. Andrews’ level of responsibility at Clarient and other factors of executive judgment that took place in the context of negotiations with Mr. Andrews.

Base pay for other highly compensated executives in 2005.   Increases in base pay are determined based on the achievement of overall corporate and departmental goals in addition to individual performance criteria and yield compensation levels that are reasonably related to executive performance.

Annual Cash Incentives

Cash incentives are intended to motivate executives to achieve and exceed individual objectives and annual performance targets. Cash incentives for officers are based 80% on the achievement of multiple corporate performance targets specified in Clarient’s annual strategic plan, which may include the achievement of specific commercial, financial and strategic milestones, expense control, revenue growth, and gross margins. The other 20% is based on the achievement of personal and functional area objectives required by each individual’s job responsibilities. The criteria for payment of a 2005 year-end cash bonus included: (i) the Company’s execution of objectives set forth to grow the diagnostic services business;

(ii) effectively managing budgeted operating expenses, and (iii) the extent to which a participant met individually established subjective performance goals.

Cash incentives for CEO in 2005.   Ronald A. Andrews, the Company’s President and Chief Executive Officer, received a cash incentive of $25,000 under the Company’s 2005 incentive plan which was paid in March 2006. The 2005 plan is paid based on the achievement of specified corporate and individual objectives, however, the Board in its discretion may award bonuses even if the plans financial targets are not met. The award to Mr. Andrews was based on the Compensation Committee’s evaluation of his personal performance in light of his individual contribution to achieving its revenue and cost projections and successfully executing the plan to grow the diagnostic services business in 2005.

Cash incentives for other highly compensated executives in 2005.   The Committee’s criteria for establishing the 2005 year-end cash incentive bonuses included: (i) the Company’s ability to grow the diagnostic services business; (ii) effectively managing budgeted operating expenses; and (iii) each participant’s meeting individually established subjective performance goals. Heather Creran, the Company’s Executive Vice President and Chief Operating Officer of Diagnostic Services, Karen Garza, the Company’s Vice President of Marketing and Strategic Initiatives and Jose de la Torre-Bueno, Ph.D., the Company’s Vice President and Chief Technology Officer and Steven Dixon, the Company’s former Chief Financial Officer, each received a cash incentive of $10,000 in 2005. All cash incentives for these officers were accrued for in 2005 and paid in 2006.

Stock Options

The 1996 Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our long-term financial and operational objectives. Stock options reward recipients based on increases in share price, thereby aligning the interests of our executives and employees with those of our stockholders. Awards vest ratably over a number of years and, therefore, enhance employee retention. Grants are made periodically based on subjective assessment of a number of factors, including the achievement of our commercial, financial and strategic objectives, individual contributions, and competitive market levels for peer positions. Options are also granted to new hires to attract the highest caliber of employee in a highly competitive recruiting market.

Stock option awards for CEO in 2005.   No stock option awards were granted to the CEO in 2005.

Stock option awards for other highly compensated executives in 2005.   The Board of Directors granted stock options during 2005 to certain executives and employees. The number of options granted was based on the Committee’s assessment of each person’s responsibilities and the other subjective factors discussed above.

IRS Limits on Deductibility of Compensation

Internal Revenue Code section 162(m) provides that publicly held companies cannot deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not “performance-based” as defined in section 162(m). None of the individuals named in the Summary Compensation Table received compensation for 2005 in excess of one million dollars. For incentive compensation to qualify as “performance-based” compensation, the committee’s discretion to grant awards must be strictly limited. We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). We believe that the benefit to Clarient of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).

COMPENSATION COMMITTEE
Jon R. Wampler, Chairman
Michael F. Cola
James A. Datin

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

AND BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S
ISSUED AND OUTSTANDING COMMON STOCK

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 28, 2006 (the record date) by current directors of the Company, the named executive officers reported below in the “Executive Compensation & Other Arrangements—Summary Compensation Table,” all directors and officers as a group and any other person or entity who is the beneficial owner of more than 5% of the Company’s issued and outstanding common stock. On April 28, 2006, there were 66,864,383 shares of the Company’s common stock outstanding.

Name	Outstanding Shares Beneficially Owned	Options/ Warrants Exercisable Within 60 Days of Record Date	Shares Beneficially Owned Assuming Exercise of Options(1)	Percent of Shares
Safeguard Scientifics, Inc.(2) 435 Devon Park Drive, Building 800 Wayne, PA 19087-1945	38,159,279	2,328,650	40,487,929	58.5%
Peter J. Boni(3)	0	0	0	*
Michael F. Cola	0	0	0	*
James A. Datin(3)	0	0	0	*
Steven J. Feder(3)	0	0	0	*
G. Steve Hamm	6,500	23,000	29,500	*
Irwin Scher, M.D.	130,160	40,000	170,160	*
Frank P. Slattery, Jr.	240,500	50,000	290,500	*
Jon R. Wampler	2,000	46,252	48,252	*
Ronald A. Andrews	48,125	398,958	447,083	*
Kenneth D. Bauer, Ph.D.	0	358,693	358,693	*
Heather Creran	0	105,625	105,625	*
Stephen T.D. Dixon(4)	23,300	300,000	323,300	*
Karen Garza	0	199,353	199,353	*
Jose de la Torre-Bueno, Ph.D.	29,666	226,687	256,353	*
Executive officers and directors as a group (17 persons)	480,251	1,792,317	2,272,568	3.3%

*                     Less than 1% of the total outstanding shares of Clarient common stock

(1)          Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse), except as noted.

(2)          Includes 34,72,558 shares beneficially owned by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. (“SDI”), and 3,438,721 shares and 2,328,650 warrants beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. (“SSDI”). Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares beneficially owned by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI.

(3)          Excludes shares owned by Safeguard, of which Messrs. Boni, Datin and Feder disclaim beneficial ownership.

(4)          Stephen T. D. Dixon served as Executive Vice President and Chief Financial Officer prior to resigning effective February 3, 2006.

EXECUTIVE COMPENSATION AND
OTHER ARRANGEMENTS

The following table sets forth information, for the last three fiscal years, as to the Chief Executive Officer and the four highest paid executive officers (“Named Executive Officers”) of the Company in 2005 and one other executive officer who would have been one of the four highest paid executive officers at the end of 2005 but for the fact that such executive officer was not serving as such at the end of 2005.

Summary Compensation Table

							Long-Term
							Compensation
							Awards
		Annual Compensation					Securities
					Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation		Options/SARS	Compensation
	($)	($)	($)		($)		($)	($)
Ronald A. Andrews	2005	315,000	25,000	(6)	7,800	(7)	—	3,280	(8)
President and Chief	2004	145,385	62,000		3,300		850,000	31,352
Executive Officer(1)
Heather Creran,	2005	225,000	10,000	(6)	7,800	(7)	—	3,778	(8)
Executive Vice President and	2004	225,000	68,000		7,200		180,000	144,323
Chief Operating Officer of
Daignostic Services(2)
Karen Garza	2005	175,000	10,000	(6)	7,800	(7)	—	4,353	(8)
Vice President of Marketing and	2004	175,000	20,000				70,000	3,738
Strategic Initiatives(3)	2003	124,519	—		5,400		206,250	607
Jose de la Torre- Bueno, Ph.D.,	2005	157,068	10,000	(6)	—		—	3,483	(8)
Vice President and	2004	188,481	12,000		—		30,000	3,742
Chief Technology Officer	2003	175,442	—		—		81,250	4,284
Stephen T.D. Dixon,	2005	245,000	10,000	(6)	7,800	(7)	—	5,092	(8)
Former Executive Vice President	2004	254,423	51,000		7,200		150,000	4,425
and Chief Financial Officer(4)	2003	245,000	91,216		7,200		150,000	4,954
Kenneth D. Bauer, Ph.D.,	2005	123,836	—		4,200	(7)	—	62,743	(8)
Former Vice President and	2004	200,216	8,000		7,200		50,000	4,288
Chief Science Officer(5)	2003	180,166	—		4,200		200,000	4,340

Notes to Summary Compensation Table:

(1)          Mr. Andrews joined the Company in July 2004.

(2)          Ms. Creran joined the Company in January, 2004.

(3)          Ms. Garza joined the Company in May, 2003.

(4)          Mr. Dixon resigned as Chief Financial Officer effective February 3, 2006.

(5)          Dr. Bauer’s employment as Clarient’s Vice President and Chief Science Officer terminated on August 23, 2005.

(6)          Represents cash incentives for officers that were accrued during 2005 and paid in 2006.

(7)          During 2005, Mr. Andrews, Dr. Bauer, Ms. Creran, Mr. Dixon and Ms. Garza each received automobile allowances in accordance with each of their respective employment agreements.

(8)          For 2005, all other compensation includes the following amounts:

	401(k) Matching	Group Life Insurance
Name	Contribution	Premiums	Severance
	($)	($)	($)
Ronald A. Andrews	2,704	576	—
Heather Creran	3,344	434	—
Karen Garza	4,015	338	—
Jose de la Torre-Bueno, Ph.D.	3,203	280	—
Steven T.D. Dixon	4,620	472	—
Kenneth D. Bauer, Ph.D.	3,204	216	59,323

Fiscal Year Stock Option Grants

No options were granted to Named Executive Officers during the fiscal year ended December 31, 2005.

Stock Option Exercises and Year-End Stock Option Values

The following table sets forth each individual’s number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. There were no options exercised by the Named Executive Officers during 2005.

Stock Options Exercised in 2005 and Year-End Stock Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Ronald A. Andrews	—	—	292,708	557,292	4,062	10,938
Heather Creran	—	—	83,125	96,875	15,394	17,456
Karen Garza	—	—	162,655	113,595	31,880	21,248
Jose de la Torre-Bueno, Ph.D.	—	—	310,197	69,441	7,109	5,515
Stephen T.D. Dixon	—	—	374,374	225,626	16,969	20,531
Kenneth Bauer	—	—	358,693	0	13,706	0

(1)          Values were calculated by multiplying the closing market price of the Company’s common stock at December 31, 2005 of $1.30 by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

Employment Contracts with Named Executive Officers

Chief Executive Officer

Ronald A. Andrews joined the Company as President and Chief Executive Officer on July 19, 2004. Mr. Andrews’ employment agreement provides for a base salary of $315,000 per year, eligibility for an annual performance-based bonus and eligibility to receive future grants of stock options under the 1996 Equity Compensation Plan. Upon execution of his employment agreement, Mr. Andrews was granted options to purchase 750,000 shares of Common Stock of the Company, which options will vest 25% on the first anniversary of his employment date and in 36 equal monthly installments thereafter. The option was not granted under the Company’s 1996 Equity Compensation Plan (the “Option Plan”) but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself). The employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Executive Vice President and Chief Operating Officer of Diagnostic Services

Heather Creran serves as Executive Vice President and Chief Operating Officer of Diagnostic Services. Ms. Creran’s employment agreement provides for a base salary of $225,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan. Ms. Creran’s employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Vice President of Marketing and Strategic Initiatives

Karen Garza serves as Vice President of Marketing and Strategic Initiatives. Ms. Garza’s employment agreement provides for a base salary of $175,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan. Ms. Garza’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Vice President and Chief Technology Officer

Jose de la Torre-Bueno, Ph.D. serves as Vice President and Chief Technology Officer. Dr. Torre-Bueno’s employment agreement provides for a base salary of $185,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan. Dr. Torre-Bueno’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above. On April 10, 2006, the Board of Directors a stock option grant to Dr. Torre-Bueno of 99,897 options with an exercise price equal to the fair value of the Company’s common stock on the date of grant, and to cancel 178,388 options (with exercise prices ranging from $3.32 to $23.19) in recognition for Dr. Torre-Bueno’s many years of service to the Company.

Executive Vice President and Chief Financial Officer (Former)

Stephen T. D. Dixon served as Executive Vice President and Chief Financial Officer prior to resigning effective February 3, 2006. Mr. Dixon’s employment agreement provided for a base salary of $245,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan. Mr. Dixon’s employment agreement also provided for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above. On February 6, 2006, the Compensation Committee of the Board of Directors approved, subject to Mr. Dixon’s agreement to cancel his initial stock option grant that he received in December 2002, the vesting of all of Mr. Dixon’s remaining options shall be accelerated and the exercise period for such options shall be extended until December 31, 2006.

Vice President and Chief Science Officer (Former)

Kenneth D. Bauer, Ph.D. served as Vice President and Chief Science Officer until August 23, 2005. Dr. Bauer’s employment agreement provided for a base salary of $200,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan. Dr. Bauer’s employment agreement also provided for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Severance and Change-in-Control Arrangements

Mr. Andrews, Dr. Torre-Bueno, Ms. Creran and Ms. Garza are each parties to employment agreements which provide, and subject to certain modifications in the case of the specific executive, that in the event that the executive’s employment is terminated by the Company without cause or by him or her for specified reasons relating to changes in his or her responsibilities or the location of our principal executive office or a change-in-control of the Company, the executive will be entitled to:

•       up to 15 months of salary continuation;

•       acceleration of the vesting of certain stock options and an extension of the exercisability of certain stock options for various periods of time;

•       continuation of health insurance benefits for the one-year severance period (subject to certain limitations);

•       payment of a pro rata share of any bonus he or she would have received in the year of termination, as determined by the Board; and

•       up to $15,000 for executive outplacement services.

Certain of the executive’s severance benefits are contingent upon the execution and delivery of a general release and his or her observance of certain non-competition and non-solicitation covenants.

Relationships and Related Transactions with Management and Others

In February 2003, the Company entered into a $3.0 million revolving credit agreement with the Technology and Life Sciences Division of Comerica Bank-California. This agreement was renewed through February 28, 2007. The amount of this revolving credit agreement was increased to $8.5 million in August 2005. Borrowings under the line of credit are guaranteed by Safeguard in exchange for a one-time fee of $27,500, an amount equal to 0.5% of the amount guaranteed and an amount equal to 4.5% per annum of the daily-weighted average principal balance outstanding under the line of credit. The Company paid Safeguard a commitment fee of $15,000 and issued to Safeguard a warrant to purchase 50,000 shares of common stock for an exercise price of $2.00 per share as additional consideration for Safeguard’s $3.0 million increase in the guarantee in August 2005.

On November 8, 2005, the Company entered into a securities purchase agreement with a limited number of accredited investors pursuant to which the Company agreed to issue and the investors agreed to purchase 15,000,000 shares of common stock, together with warrants to purchase an additional 2,250,000 shares of common stock at an exercise price of $1.35 per share, for an aggregate purchase price of $15,000,000 (this financing is referred to as the “2005 financing”). The warrants issued in this transaction are exercisable for a period of four years after the date they were issued. This transaction was structured so that a portion of the common stock and warrants issued (8,900,000 shares of common stock and warrants to purchase 1,335,000 shares of common stock for aggregate proceeds of $8,900,000) were issued at an initial closing that occurred on November 9, 2005. The remaining shares and warrants were issued at a subsequent closing on December 14, 2005. Safeguard was one of the purchasers in the 2005 financing and acquired 9,000,000 shares (of which 5,340,000 shares were acquired at the initial closing) of common stock and warrants to purchase 1,350,000 shares of common stock (of which 801,000 were acquired at the initial closing) for an aggregate investment of $9,000,000. Following consummation of the financing, Safeguard beneficially owned approximately 58.5% our outstanding common stock. In connection with the 2005 financing, the Company entered into a registration rights agreement with the purchasers in that financing and has registered the resale of shares issued in the 2005 financing with the Securities and Exchange Commission.

Due to its beneficial ownership of a majority of the Company’s shares of outstanding common stock, Safeguard has the power to elect all of the directors of the Company, although Safeguard has contractually agreed that a majority of the board of directors will consist of individuals not specifically designated by Safeguard. The Company has also given Safeguard contractual rights enabling it to exercise significant control over the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the Audit Committee, whose members and functions are described above under “Board Committees.”  The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent accountants for the current year. KPMG LLP has served as the auditor of Clarient since the Company’s inception in 1996.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2005 and 2004 respectively, and fees billed for other services rendered by KPMG LLP.

	2005	2004
Audit Fees(1)	$474,000	$362,000
Tax Fees(2)	52,000	45,000
Total	$526,000	$407,000

(1)          Represents the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal quarter, preparation of comfort letter, review of registration statements and consents and internal control attestation for parent company.

(2)          Tax fees consisted of services for U.S. federal, state and local and international tax planning, advise and compliance, tax valuation services, and assistance with tax audits and appeals.

The Audit Committee has a policy to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service is required to report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically notifies the Board of their approvals.

The Audit Committee has considered whether the independent auditor’s provision of tax services to the Company is compatible with the auditor’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to submit copies to the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% stockholders. Based solely on our review of such filings and written representations from these reporting persons, all requisite filings were timely made during 2005 except as follows:  Mr. Andrews was late filing two Form 4 reports for stock purchases, Mr. Dixon was late filing one Form 4 report for a stock purchase, Mr. David J. Daly was late filing one Form 4 report for a stock option grant, Dr. De La Torre-Bueno was late filing a Form 4 report for one stock purchase and Mr. Slattery was late filing two Form 4 reports for stock purchases. The Company has implemented enhanced procedures to assist its officers and directors in timely filing of reports in the future.

STOCK PERFORMANCE GRAPH

The following chart compares the yearly percentage change in the cumulative total stockholder return on Clarient common stock for the period from December 31, 2000 through December 31, 2005, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer groups consists of SIC Code 3826—Laboratory Analytical Instruments (Peer Group 1) and SIC Code 8071—Medical and Dental Laboratories (Peer Group 2). The comparison assumes that $100 was invested on December 31, 2000 in Clarient common stock at the then closing price of $2.62 per share, and in each of the comparison indices and assumes reinvestment of dividends. The yearly percentage change is measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the five-year measurement period; by (ii) the share price at the beginning of the measurement period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CLARIENT INC, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND TWO PEER GROUPS

*                    $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

APPENDIX A

CLARIENT, INC.
AUDIT COMMITTEE CHARTER

I.                   Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Clarient, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)            overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

(ii)        to assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s Internal Controls (as defined in Section II.C.1.) and the performance of the Company’s internal audit function;

(iii)    to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

(iv)      to prepare the report required by the rules of the Securities and Exchange Commission (the ”SEC”) to be included in the Company’s proxy statement; and

(v)          to discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market, Inc.

With respect to financial reporting, management is primarily responsible for the Company’s reporting process and the system of Internal Controls. Management is responsible for the completeness and accuracy of the Company’s financial statements and the fair presentation of the financial condition, results of operations and cash flows of the Company. Management is also primarily responsible for assuring compliance with applicable laws and regulations and with the Company’s Code of Business Ethics. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles (“GAAP”). Consistent with the specific duties of the Committee listed below, it is the responsibility of the Committee, working in conjunction with management and the independent auditors, to oversee and monitor these policies and procedures in a manner that achieves their objectives.

II.              Responsibilities and Duties

A.               Financial Reporting

1.                 General

The Committee shall review and discuss with management and the independent auditor, as appropriate, the following:

(i)             the Company’s policies and procedures regarding disclosures that may impact the financial statements;

(ii)         significant financial reporting issues and judgments;

(iii)     the establishment and adequacy of the Company’s Internal Controls and any actions taken to address reportable or material control deficiencies;

(iv)       financial statement presentation;

(v)           any regulatory and accounting initiatives;

(vi)       all alternative treatments of the Company’s financial information, including the use of “pro forma” or “adjusted” non-GAAP information, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

(vii)   any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application and disclosure of critical accounting principles and practices, all alternative assumptions, estimates or methods used by the independent auditors and the effects, if any, such treatments have on the Company’s financial statements and the treatment preferred by the independent auditors;

(viii)   all “special-purpose” entities, off-balance sheet structures and all complex financing transactions;

(ix)       any disagreements that may have occurred between the independent auditor and management relating to the Company’s financial statements or disclosures;

(x)           any communications between the independent auditor’s team assigned to the Company’s audit and the independent auditor’s national office, and all other material written communications between the independent auditor, management and the internal auditor, including any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company;

(xi)       any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements; and

(xii)   any other matters required to be discussed by applicable auditing standards, laws or regulations.

2.                 Preparation and Release of Financial Information

a.                  For annual information, the Committee shall review and obtain an understanding of the scope and timing of the annual audit as well as the results of the audit work performed by the independent auditors. For quarterly information, the Committee shall obtain an understanding of the extent to which the independent auditors review quarterly financial information.

b.                 The Committee shall meet with the Company’s general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial information.

c.                  The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and ratings agencies.

d.                 The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Forms 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.

e.                  The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K

f.                    The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

3.                 Audit Committee Report

a.                  The Committee shall prepare annually a report in accordance with the applicable rules and regulations of the SEC for inclusion in the Company’s Proxy Statement.

B.              Monitoring Compliance with Code of Ethics

The Committee shall meet periodically with the senior members of the internal audit resource, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding compliance with the Company’s Code of Business Ethics. Specifically, the Committee shall, among other actions as it deems appropriate, oversee the implementation of the Company’s Code of Business Ethics, including the Code of Ethics for Senior Financial Officers, and review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

C.              Oversight of Disclosure Controls and Procedures and Internal Controls and Procedures

1.                 The Committee shall oversee the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting (as defined by the SEC), as well as internal controls generally (collectively, “Internal Controls”). The Committee will review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company. This review should elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed internal controls are desirable.

2.                 The Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls.

3.                 The Committee shall evaluate the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

D.             Oversight of Internal Audit

1.                 The Committee shall oversee the Company’s establishment and maintenance of an appropriate control process for reviewing and approving its internal transactions and accounting, whether such process is implemented through an internal audit department of the Company, through outsourcing or otherwise (such process, the “internal audit resource”).

2.                 When the internal audit resource is established, the Committee shall oversee the activities, organizational structure and qualifications of the internal audit resource.

The internal audit resource shall report functionally to the Committee and administratively to the Company’s Chief Financial Officer.

3.                 A representative from the internal audit resource shall attend Committee meetings at the Committee’s request from time to time, and report, at least semi-annually, to the Committee on audit results for the period and the status of the audit schedule. Reports may be made at more frequent intervals if deemed necessary by the Committee or as may be requested by the internal audit resource.

4.                 The Committee shall review and approve the annual internal audit plan, objectives, schedules and any special projects undertaken by the internal audit resource.

5.                 The Committee shall discuss with the internal audit resource any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit resource the results of the internal audits and special projects.

6.                 The Committee shall review any significant reports to management prepared by the internal audit resource, management’s responses and the status of any recommended corrective action. Particular emphasis will be given by the Committee to significant control deficiencies and actions taken by management to correct them.

7.                 The Committee shall discuss with the internal audit resource any audit problems or difficulties, including any restrictions on the scope of the internal audit resource’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

8.                 The Committee may request, either directly, through the Chief Financial Officer or the corporate controller, that the internal audit resource perform special studies, investigations, or other services in matters of interest or concern to the Committee.

9.                 The Committee shall review the effectiveness of the internal audit function.

10.          The Committee shall periodically review the charter of the internal audit resource to ensure that it provides for the independence, objectivity and authority of the internal audit function, and make recommendations thereto. The Committee shall ensure that the members of the internal audit resource shall have unrestricted access to all of the Company’s records, reports, personnel, and physical properties as may determined by the members of the internal audit resource to be relevant to the performance of their audits.

11.          The Committee shall review and approve the appointment and replacement of the senior member of the Company’s internal audit resource.

E.              Oversee Relationship with Independent Auditors

1.                 Appointment and Authorization of Services

a.                  The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate and oversee the activities of the Company’s independent auditors.

b.                 The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

c.                  The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Committee member who pre-approves a non-audit service shall report the pre-approval to the full Committee at its next scheduled meeting. The Committee shall periodically notify the Board of their approvals.

d.                 Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning, staffing and fees related to the audit.

2.                 Oversight of Independence and Qualifications of Independent Auditors

a.                  In order to assess the independence of the Independent Auditor, the Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company and all professional services provided to the Company. The Committee shall review with the independent auditors the nature and scope of all disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

b.                 The Committee shall, at least annually, obtain and review a report by the independent auditors describing:  (a) the auditing firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

c.                  After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including whether the independent auditors’ quality controls are adequate. In making its evaluation, the Committee shall take into account the opinions of management and the senior member of the Company’s internal audit resource. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

d.                 The Committee shall ensure compliance by the independent auditor of all other independence requirements that the independent auditor may be subject to including ensuring that the audit firm has adhered to the five-year rotation requirement for the lead and reviewing audit partners.

3.                 Other Oversight Responsibilities

a.                  The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention under auditing standards.

b.                 The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent position any partner, employee or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

III.         Other Powers and Responsibilities

A.               Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.              Investigations; Retention of Professional Advisors

1.                 The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, and/or others whose views would be considered helpful to the Committee.

2.                 The Committee shall have the authority to obtain advice, counsel and assistance from internal and external legal, accounting and other advisors for any reason, including but not limited to in connection with any special investigations deemed necessary by the Committee. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

C.              Risk Management

The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Committee also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.

D.             Whistleblowing Procedures

The Committee shall establish procedures (i) for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, (ii) to ensure that such complaints are treated confidentially and anonymously, and (iii) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

E.              Disputes with Management

The Committee shall resolve any significant disagreements between the independent auditors and management, and between the internal audit resource and management.

F.               Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

G.             Reports

1.                 The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit resource and the effectiveness of the Company’s internal controls.

2.                 The Committee shall make an annual presentation to the Board within three months after the receipt of the independent auditor’s opinion on the Company’s financial statements. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board.

IV.           Membership and Organization of Committee

A.               Size of Committee

The Committee shall consist of at least three directors.

B.              Member Qualifications

1.                 Each of the members of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable federal securities laws, including the rules and regulations of the SEC. In addition, each of the members of the Audit Committee must also satisfy the following additional requirements to be independent:

a.                  no Committee member shall accept any consulting, advisory, or other fees from the Company, except for fees for services as a director and member of the Committee and any other Board committee;

b.                 no Committee member or family member of the Committee member shall currently be, or have been within the past five years, employed as an executive officer of the Company or any of its affiliates;

c.                  no Committee member shall be an executive officer of any entity, including a non-profit entity, that has received payments from the Company in excess of $200,000 or 5% of the entity’s gross revenues;

d.                 no Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, which means that he or she does not, directly or indirectly as a partner, controlling shareholder or officer of another company, own or control more than 5% of the Company’s Common Stock;

e.                  no Committee member shall currently be, or have been within the past five years, affiliated with or employed by a present or former auditor of the Company or any of its affiliates until the earlier of five years after the end of the affiliation or the auditing relationship; and

f.                    each of the members of the Committee must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member shall be a financial expert with the education and past employment experience necessary for compliance with the audit committee composition requirements of the Nasdaq Stock Market, Inc. To the extent possible, at least one member shall be an “audit committee financial expert” as that term is defined by the SEC.

2.                 Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

C.              Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.             Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.                Conduct of Meetings

A.               Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any Committee member shall have the right to call a special meeting of the Committee.

B.              Non-Committee Member Attendees

1.                 The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

2.                 The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit resource, and management in separate meetings as often as it deems necessary and appropriate in its judgment.

C.              Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.             Minutes

A member of the Committee, a designee of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.              Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.clarientinc.com

2006 ANNUAL MEETING OF STOCKHOLDERS

When:	8:30 a.m. (local Pacific time) on Wednesday, June 7, 2006
Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656

Driving Directions

Traveling South from Los Angeles, Long Beach or Orange County

Take Interstate 5 Freeway South, exit at Alicia Parkway.

Turn right on Alicia Parkway.

Turn right on Moulton Parkway.

Turn left on Laguna Hills Drive

Turn right on Columbia.

Traveling North from San Diego County

Take Interstate 5 Freeway North, exit at Alicia Parkway.

Turn left on Alicia Parkway.

Turn right on Moulton Parkway.

Turn left on Laguna Hills Drive

Turn right on Columbia.

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The Board of Directors recommends a vote FOR the election of the named nominees for director.

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	08	Jon R. Wampler

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When you sign and return this proxy card, you

•

appoint Ronald A. Andrews or John A. Roberts (or any substitute he may appoint), as proxy to vote your shares, as you have instructed, at the annual meeting on June 7, 2006, including any adjournments or postponements of that meeting;

•	authorize the proxy to vote, in his discretion, upon any other business properly presented at the meeting; and

•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXY WILL VOTE “FOR” ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS HE MAY DETERMINE, IN HIS DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

31 Columbia

Aliso Viejo, CA 92656

Phone: (949) 443-3355

Toll-Free: (888) 443-3310

Fax: (949) 443-3366

www.clarientinc.com